SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811- 2699
SERIES NO.: 8

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          66,145
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                          27,470
       Class C                                          11,195
       Class R                                           1,581
       Institutional Class                               9,963

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $26.04
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $23.54
       Class C                                          $23.54
       Class R                                          $25.69
       Institutional Class                              $26.90